                                                                     EXHIBIT 2.1


                                MERGER AGREEMENT


                                      AMONG


                    WPBF MERGER, INC. AND WPBF LICENSE, INC.


                                       AND


                PAXSON COMMUNICATIONS OF WEST PALM BEACH-25, INC.

                                       AND

                      PAXSON WEST PALM BEACH LICENSE, INC.


                                 April 29, 1997

                                TABLE OF CONTENTS


1.       Definitions............................................................................................-1-

2.       Basic Transaction......................................................................................-5-
         (a)      The Merger....................................................................................-5-
         (b)      The Closing...................................................................................-5-
         (c)      Deliveries at the Closing.....................................................................-5-
         (d)      Effect of Merger..............................................................................-5-

3.       Representations and Warranties of Acquirors............................................................-6-
         (a)      Organization of Acquiror 1 and Acquiror 2.....................................................-6-
         (b)      Authorization of Transaction..................................................................-6-
         (c)      Noncontravention..............................................................................-6-
         (d)      Brokers' Fees.................................................................................-6-
         (e)      Investment....................................................................................-7-

4.       Representations and Warranties of Targets..............................................................-7-
         (a)      Authorization of Transaction..................................................................-7-
         (b)      Capitalization................................................................................-7-
         (c)      Noncontravention..............................................................................-7-
         (d)      Brokers' Fees.................................................................................-8-
         (e)      Stock Ownership...............................................................................-8-
         (f)      Tax Matters...................................................................................-8-
         (g)      Employee Benefits.............................................................................-9-
         (h)      Incorporated Representations and Warranties...................................................-9-
         (i)      Disclosure...................................................................................-10-

5.       Pre-Closing Covenants.................................................................................-10-
         (a)      General......................................................................................-10-
         (b)      Notices and Consents.........................................................................-10-
         (c)      Operation of Business........................................................................-11-
         (d)      Preservation of Business.....................................................................-11-
         (e)      Full Access..................................................................................-11-
         (f)      Notice of Developments.......................................................................-11-
         (g)      Shareholder Approval.........................................................................-11-

6.       Post-Closing Covenants................................................................................-11-
         (a)      General......................................................................................-11-
         (b)      Transition...................................................................................-11-
         (c)      The Acquiror Note............................................................................-12-
         (d)      Employee Benefits............................................................................-12-
         (e)      Paramount Stations Group, Inc. Transaction...................................................-12-
         (f)      Consummation of Hearst Transactions..........................................................-13-


         (g)      Certain Tax Matters..........................................................................-13-

7.       Conditions to Obligation to Close.....................................................................-14-
         (a)      Conditions to Obligation of Acquirors........................................................-14-
         (b)      Conditions to Obligation of Targets..........................................................-15-

8.       Remedies for Breaches of This Agreement...............................................................-16-
         (a)      Survival of Representations and Warranties...................................................-16-
         (b)      Indemnification Provisions for Benefit of Acquirors..........................................-16-
         (c)      Indemnification Provisions for Benefit of Targets............................................-17-
         (d)      Matters Involving Third Parties..............................................................-17-
         (e)      Determination of Adverse Consequences........................................................-18-
         (f)      Recoupment Under the Acquiror Note...........................................................-18-
         (g)      Other Indemnification Provisions.............................................................-18-

9.       Termination...........................................................................................-19-
         (a)      Termination of Agreement.....................................................................-19-
         (b)      Effect of Termination........................................................................-19-

10.      Miscellaneous.........................................................................................-20-
         (a)      No Third-Party Beneficiaries.................................................................-20-
         (b)      Entire Agreement.............................................................................-20-
         (c)      Succession and Assignment....................................................................-20-
         (d)      Counterparts.................................................................................-20-
         (e)      Headings.....................................................................................-20-
         (f)      Notices......................................................................................-20-
         (g)      Governing Law................................................................................-21-
         (h)      Amendments and Waivers.......................................................................-21-
         (i)      Severability.................................................................................-21-
         (j)      Expenses.....................................................................................-21-
         (k)      Construction.................................................................................-21-
         (l)      Incorporation of Exhibits and Schedules......................................................-22-
         (m)      Specific Performance.........................................................................-22-
         (n)      Submission to Jurisdiction...................................................................-22-


Exhibit A-1       -        Plan of Merger regarding the Operating Merger
Exhibit A-2       -        Plan of Merger regarding the License Merger
Exhibit B-1       -        Articles of Merger regarding the Operating Merger
Exhibit B-2       -        Articles of Merger regarding the License Merger
Exhibit C         -        Time Brokerage Agreement
Exhibit D         -        Acquirors' Controlling Shareholder Agreement
Disclosure        -        Exceptions to Representations and Warranties
  Schedule

                                MERGER AGREEMENT

       This merger agreement (the "Agreement") is entered into to be effective as of April 28, 1997, by and among WPBF MERGER, INC., a Florida corporation ("Acquiror 1") and WPBF LICENSE, INC., a Florida corporation ("Acquiror 2" and collectively with Acquiror 1, "Acquirors"), PAXSON COMMUNICATIONS OF WEST PALM BEACH-25, INC., a Florida corporation ("Target 1"), and PAXSON WEST PALM BEACH LICENSE, INC., a Florida corporation ("Target 2" and collectively with Target 1, "Targets"). Acquirors and Targets are referred to collectively herein as the "Parties."

                                    RECITALS

       A. Paxson Communications of Florida, Inc., a Florida corporation ("Targets' Ultimate Shareholder"), owns all of the issued and outstanding capital stock of Target 1. Target 1 owns all of the issued and outstanding capital stock of Target 2. WPBF Exchange, Inc., a Florida corporation, owns all of the issued and outstanding capital stock of Acquiror 1. Acquiror 1 owns all of the issued and outstanding capital stock of Acquiror 2.

       B. This Agreement contemplates two mergers, a merger of Target 1 with and into Acquiror 1 and a merger of Target 2 with and into Acquiror 2, both pursuant to Florida Business Corporation Act ss. 607.1101. Targets' Ultimate Shareholder will receive cash and a promissory note (the "Acquiror Note") from Acquirors as consideration in such mergers for the capital stock in Targets.

       Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

       1. Definitions.

       "Acquiror Note" has the meaning set forth in the preface above.

       "Acquirors" has the meaning set forth in the preface above.

       "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

       "Affiliate" has the meaning set forth in Rule of the regulations promulgated under the Securities Exchange Act.

       "Applicable Rate" means the Federal Funds Rate plus 1% per annum.

       "Articles of Merger" has the meaning set forth in ss.2(c) below.

       "Business Day" means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business.

       "Closing" has the meaning set forth in ss.2(b) below.

       "Closing Date" has the meaning set forth in ss.2(b) below.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Confidential Information" means any information concerning the businesses and affairs of Targets that is not already generally available to the public.

       "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

       "Disclosure Schedule" has the meaning set forth in ss.4 below.

       "Effective Time" has the meaning set forth in ss.2(d)(ii) below.

       "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

       "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "401(k) Plan" means the Paxson Communications Corp. 401(k) Plan, as it may be amended from time to time by Paxson Communications Corporation.

       "FCC" means the Federal Communications Commission.

       "FCC Consent" means action or actions by the FCC granting its consent, to the extent required, to the transactions contemplated by this Agreement.

       "Federal Funds Rate," for any period, means a fluctuating interest rate per annum (based on a 365 or 366 day year (as the case may be) equal for each day during such period to the average of the rates of interest charged on overnight federal funds transactions with member banks of the Federal Reserve System only, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by Acquirors.

       "Florida Business Corporation Act" means the Florida Business Corporation Act, as amended.

       "Hearst" means the Hearst Corporation, a Delaware corporation.

       "Hearst Agreement" means that certain Asset Purchase Agreement, dated March 25, 1997, by and among Target 1, Target 2, and Hearst providing for the sale of substantially all the assets of Target 1 and Target 2 to Hearst.

       "Incorporated Definitions" means any term defined in the Hearst Agreement which is contained in the Incorporated Representations and Warranties.

       "Incorporated Representations and Warranties" means the representations and warranties made by either of Targets in the Hearst Agreement.

       "Indemnified Party" has the meaning set forth in ss.8(d) below.

       "Indemnifying Party" has the meaning set forth in ss.8(d) below.

       "IRS" means the Internal Revenue Service.

       "Knowledge" means actual knowledge after reasonable investigation.

       "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

       "Merger" has the meaning set forth in ss.2(a) below.

       "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

       "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

       "Parent" has the meaning set forth in ss.6(h)(ii) below.

       "Party" has the meaning set forth in the preface above.

       "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

       "Plan of Merger" has the meaning set forth in ss.2(c) below.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

       "Surviving Corporations" has the meaning set forth in ss.2(a) below.

       "Target 1 Share" means any share of the common stock, $0.01 par value per share, of Target 1.

       "Target 2 Share" means any share of the common stock, $0.01 par value per share, of Target 2.

       "Targets" has the meaning set forth in the preface above.

       "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

       "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "Third Party Claim" has the meaning set forth in ss.8(d) below.

       2. Basic Transaction.

          (a) The Merger. On and subject to the terms and conditions of this Agreement, Target 1 will merge with and into Acquiror 1 (the "Operating Merger") and Target 2 will merge with and into Acquiror 2 (the "License Merger" and collectively with the Operating Merger, the "Merger") simultaneously at the Effective Time. Acquiror 1 shall be the corporation surviving the Operating Merger and Acquiror 2 shall be the corporation surviving the License Merger (collectively, the "Surviving Corporations").

          (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a place and time designated by Acquirors following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

          (c) Deliveries at the Closing. At the Closing, (i) Targets will deliver to Acquirors the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) Acquirors will deliver to Targets the various certificates, instruments, and documents referred to in ss.7(b) below, and (iii) Acquirors and Targets will file with the Secretary of State of Florida Articles of Merger substantially in the forms of Exhibits "B-1" and "B-2," as applicable, hereto (collectively, the "Articles of Merger").

          (d) Effect of Merger.

              (i) Plan of Merger. The plan of merger regarding the Operating Merger, substantially in the form of Exhibit "A-1" hereto, and the plan of merger regarding the License Merger, substantially in the form of Exhibit "A-2" hereto (collectively, the "Plan of Merger") are incorporated herein by reference.

              (ii) General. The Merger shall become effective at the time (the "Effective Time") Acquirors and Targets file the Articles of Merger with the Secretary of State of Florida. The Surviving Corporations may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of any of Acquirors or Targets in order to carry out and effectuate the transactions contemplated by this Agreement.

              (iii) Articles of Incorporation. The Articles of Incorporation of Acquirors in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporations without any modification or amendment in the Merger, except as stated in the Plan of Merger.

              (iv) Bylaws. The Bylaws of Acquirors in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporations without any modification or amendment in the Merger, other than to reflect the name changes of the Acquirors referenced in the Articles of Merger.

              (v) Directors and Officers. The directors and officers of Acquirors in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporations (retaining their respective positions and terms of office).

       3. Representations and Warranties of Acquirors. Each of Acquiror 1 and Acquiror 2 represents and warrants to Targets that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3).

          (a) Organization of Acquiror 1 and Acquiror 2. Each of Acquiror 1 and Acquiror 2 is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Authorization of Transaction. Each of Acquiror 1 and Acquiror 2 has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Acquiror 1 and Acquiror 2, enforceable in accordance with its terms and conditions. Other than the FCC Consent, neither Acquiror 1 nor Acquiror 2 need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Acquiror 1 or Acquiror 2 is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Acquiror 1 or Acquiror 2 is a party or by which it is bound or to which any of its assets is subject.

          (d) Brokers' Fees. Neither Acquiror 1 nor Acquiror 2 has Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which either of Target 1 or Target 2 could become liable or obligated.

          (e) Investment. Neither Acquiror 1 nor Acquiror 2 is acquiring Target 1 Shares or Target 2 Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

       4. Representations and Warranties of Targets. Target 1 and Target 2 represent and warrant to Acquirors that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by Targets to Acquirors on the date hereof and attached hereto (the "Disclosure Schedule") or as disclosed in the Hearst Agreement. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

          (a) Authorization of Transaction. Each of Target 1 and Target 2 has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Each of Target 1 and Target 2 has delivered to Acquirors correct and complete copies of its charter and bylaws (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Target 1 and Target 2 are correct and complete.

          (b) Capitalization. The entire authorized capital stock of Target 1 consists of 10,000 Target 1 Shares, of which 100 Target 1 Shares are issued and outstanding. All of the issued and outstanding Target 1 Shares have been duly authorized, are validly issued, fully paid, and nonassessable. The entire authorized capital stock of Target 2 consists of 10,000 Target 2 Shares, of which 100 Target 2 Shares are issued and outstanding. All of the issued and outstanding Target 2 Shares have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require either Target 1 or Target 2 to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target 1 or Target 2. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Target 1 or Target 2.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either of Target 1 or Target 2 is subject or any provision of the charter or bylaws of either of Target 1 or Target 2 or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either of Target 1 or Target 2 is a party or by which either is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than the FCC Consent, neither Target 1 nor Target 2 needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) Brokers' Fees. Neither Target 1 nor Target 2 has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) Stock Ownership. Target 2 is the sole subsidiary of Target 1. Target 2 has no subsidiaries. Target 1 holds of record and owns beneficially all of the outstanding shares of Target 2, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Targets' Ultimate Shareholder holds of record and owns beneficially all of the outstanding shares of Target 1, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither Target 1 nor Target 2 controls directly or indirectly or has any direct or indirect equity participation in any other corporation, partnership, trust, or other business association.

          (f) Tax Matters.

              (i) Each of Target 1 and Target 2 has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by either of Target 1 or Target 2 (whether or not shown on any Tax Return) have been paid.

              (ii) Targets are not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Targets do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Targets that arose in connection with any failure (or alleged failure) to pay any Tax.

              (iii) Targets have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

              (iv) No Target shareholder or director or officer (or employee responsible for Tax matters) of either of Targets expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Targets either (A) claimed or raised by any authority in writing or (B) as to which either Targets' shareholders and the directors and officers (and employees responsible for Tax matters) of Targets have knowledge based upon personal contact with any agent of such authority.

          (g) Employee Benefits.

              (i) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) maintained by Target 1 or Target 2 or to which a contribution on behalf of either of them is made complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

              (ii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target 1 and Target 2. All premiums or other payments for all periods ending on or before the Closing Date due or owing have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

              (iii) None of Target 1 or Target 2, and the other members of the Controlled Group of Corporations, which includes Target 1 and Target 2, contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. Neither Target 1 nor Target 2 maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Pension Benefit Plan subject to Title IV of ERISA.

              (h) Incorporated Representations and Warranties.

                 (i) Targets have delivered to Acquirors a true and complete copy of the Hearst Agreement (together with all exhibits and schedules thereto), as in effect on the date hereof. Targets represent and warrant that each of the Incorporated Representations and Warranties is true and correct in all material respects on and as of the date hereof, with the same force and effect as if each of such representations and warranties were set forth at length herein and made directly to Acquirors on and as of the date hereof and as if each schedule thereto referred to therein and attached thereto were attached to and a part of this Agreement.

                 (ii) If any Incorporated Definitions contained in the Hearst Agreement incorporated by reference into this ss.4(h)(ii) is also defined elsewhere in this Agreement, then for the purposes of this ss.4(h)(ii) (but not for the purpose of any other provision of this Agreement) such term shall have the meaning assigned to it in the Hearst Agreement as in effect on the date of this Agreement (notwithstanding any subsequent termination, amendment, or modification thereof, unless consented to in writing by Target 1 and Target 2), except: (a) all references to Buyers in the Hearst Agreement shall be deemed to be references to Acquirors (as defined in this Agreement); (b) all references to Owner in the Hearst Agreement shall be deemed to be references to Target 1 (as defined in this Agreement); (c) all references to Licensee in the Hearst Agreement shall be deemed to be references to Target 2 (as defined in this Agreement); and (d) all references in the Hearst Agreement to a Seller or the "Sellers" shall be deemed to be references to Target 1 and Target 2 as reasonably appropriate.

          (i) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

       5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

          (b) Notices and Consents. Each of Target 1 and Target 2 will give any notices to third parties, that Acquirors may request in connection with the matters referred to in ss.4(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(b), ss.4(a), and ss.4(c) above.

          (c) Operation of Business. Except as contemplated or permitted hereby, without the consent of each of the Acquirors, neither Target 1 nor Target 2 will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

          (d) Preservation of Business. Each of Target 1 and Target 2 will keep its business and properties substantially intact.

          (e) Full Access. Each of Target 1 and Target 2 will permit representatives of Acquirors to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Target 1 and Target 2.

          (f) Notice of Developments. Each of Target 1 and Target 2 will give prompt written notice to Acquirors of any material adverse development causing a breach of any of the representations and warranties in ss.4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) Shareholder Approval. Each of Target 1 and Target 2 will obtain the written consent of its shareholders approving the Merger in accordance with the Florida Business Corporation Act. Each of Acquiror 1 and Acquiror 2 will obtain the written consent of its shareholders approving the Merger in accordance with the Florida Business Corporation Act.

       6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). Each of Target 1 and Target 2 acknowledges and agrees that from and after the Closing, Acquirors will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Targets.

          (b) Transition. Neither Target 1 nor Target 2 will take any action that is designed or intended to have the effect of breaching the Hearst Agreement.

          (c) The Acquiror Note. The Acquiror Note will be imprinted with a legend substantially in the following form:

          The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in a Merger Agreement dated as of April 29, 1997 (the "Merger Agreement") among the issuer of this Note and the person to whom this Note originally was issued and others. This Note was originally issued on April 29, 1997, and has not been registered under the Securities Act of 1933, as amended. The transfer of this Note is subject to certain restrictions set forth in the Merger Agreement. The issuer of this Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

Any holder of the Acquiror Note desiring to transfer the Acquiror Note first must furnish Acquirors with (A) a written opinion reasonably satisfactory to each of Acquirors in form and substance from counsel reasonably satisfactory to each of Acquirors by reason of experience to the effect that the holder may transfer the Acquiror Note as desired without registration under the Securities Act and (B) a written undertaking executed by the desired transferee reasonably satisfactory to each of Acquirors in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein. The Acquiror Note shall be subject to a subordination agreement made by one or more of the Parties in favor of one or more lenders of Acquirors.

          (d) Employee Benefits. To the extent permitted by applicable law, and in accordance with the terms and conditions of the 401(k) Plan, Targets' Ultimate Shareholder shall cause its Affiliates to permit employees of each of Targets to continue to participate in the 401(k) Plan to the same extent as employees of Targets' Ultimate Shareholder and its Affiliates. At such time (if any) prior to the Closing under the Hearst Agreement either Target ceases to be a member of the Controlled Group of Corporations that includes Targets' Ultimate Shareholder, either (i) Acquirors and Targets' Ultimate Shareholder shall (and shall each cause its Affiliates to the extent applicable or necessary) enter into appropriate employee leasing arrangements to provide for the leasing of the then employees of Targets to Targets' Ultimate Shareholder or Affiliate of Targets' Ultimate Shareholder designated by Targets' Ultimate Shareholder, or
(ii) Targets shall become participating employers in the 401(k) Plan in accordance with the terms and conditions thereof.

          (e) Paramount Stations Group, Inc. Transaction. The Parties acknowledge that Target 1 has certain television programming rights and related rights that are currently being used in connection with the operation of WTVX-TV and that substantially all of the assets used in the operation of such station are being sold by an Affiliate of Targets' Ultimate Shareholder to an assignee of Paramount Stations Group, Inc. and that such Affiliate of Targets' Ultimate Shareholder has agreed to ensure that such assets of Target 1 are transferred free and clear of all Security Interests to the proposed assignee thereof pursuant to such Agreement. The Parties agree to take such further action as may be necessary or desirable to accomplish the foregoing. In addition, the Parties acknowledge that an Affiliate of Targets' Ultimate Shareholder has certain television programming rights that are required to be transferred to Hearst free and clear of all Security Interests pursuant to the Hearst Agreement and Targets' Ultimate Shareholder agrees to take such action (or cause any Affiliate of it to take such action) as may be necessary or desirable to carry out the foregoing. Each Party agrees that such acts shall be taken at the sole cost and expense of the Party needing such action to be taken. If requested, prior to Closing, Target 1 shall declare and pay at or before Closing a dividend of the programming rights in kind to its sole shareholder.

          (f) Consummation of Hearst Transactions. Each of the Parties agrees to take all actions determined necessary or desirable by the other Parties to timely comply with all obligations necessary or desirable to consummate the transactions contemplated by the Hearst Agreement and fulfill all of their respective obligations thereunder.

          (g) Certain Tax Matters.

              (i) Targets are members of an affiliated group of corporations filing a consolidated federal income tax return with their ultimate parent corporation, Paxson Communications Corporation ("Parent"). For federal income tax purposes, the Merger will be treated as though each of Targets have sold all of its assets to the respective Acquirors and then liquidated. Parent will include the income derived from the deemed sale of assets by Targets (including any deferred income triggered into income by Reg. ss.1.1502-13 and Reg. ss.1.1502-14) on Parent's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such transactions. Acquirors will furnish such Tax information to Parent as may be required for inclusion in Parent's federal consolidated income Tax Return for the period that includes the Closing Date in accordance with Targets' past custom and practice.

              (ii) Parent will allow either of Targets and its counsel to participate in any audits of Parent's consolidated federal income Tax Returns to the extent that such returns relate to such Target. Parent will not settle any such audit in a manner which would adversely affect the Acquirors after the Closing Date unless Parent pays such of Acquirors' costs (including tax, penalty and interest) associated therewith.

              (iii) Parent will pay any Tax attributable to the treatment of the Merger as an asset sale, and will indemnify Acquirors, against any Adverse Consequences arising out of any failure to pay such Tax. Parent will also pay any state, local, or foreign Tax (and indemnify Acquirors against any Adverse Consequences arising out of any failure to pay such
       Tax) attributable to the treatment of the Merger as an asset sale, hereunder regardless of the state, local or foreign tax jurisdiction characterization of the Merger.

       7. Conditions to Obligation to Close.

          (a) Conditions to Obligation of Acquirors. The obligation of each of Acquirors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

              (ii) Each of Target 1 and Target 2 shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iii) Target 1 and Target 2 shall have procured all of the third party consents specified in ss.5(b) above;

              (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
       (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of either of Acquirors to own either Target 1 Shares or Target 2 Shares and to control Targets, or (D) affect adversely the right of either of Target 1 or Target 2 to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (v) Each of Target 1 and Target 2 shall have delivered to each of Acquirors a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(vi) is satisfied in all respects;

              (vi) the relevant parties shall have entered into the time brokerage agreements in form and substance as set forth in Exhibit "C" attached hereto and the same shall be in full force and effect;

              (vii) Each of Acquirors shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of Target 1 and Target 2 after the Closing;

              (viii) all actions to be taken by Targets in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to each of Acquirors; and

              (ix) Targets shall have delivered to Acquirors a controlling shareholder agreement substantially in the form of Exhibit "D" hereto.

Either of Acquirors may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of Targets. The obligation of each of Targets to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

              (ii) each of Acquirors shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or
       (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (iv) each of Acquirors shall have delivered to Targets a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iv) is satisfied in all respects;

              (v) the relevant parties shall have entered into a time brokerage agreement in form and substance as set forth in Exhibit "C" attached hereto and the same shall be in full force and effect;

              (vi) all actions to be taken by Acquirors in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to both Target 1 and Target 2.

Either of Targets may waive any condition specified in this ss.7(b) if it executes a writing so stating at or prior to the Closing.

       8. Remedies for Breaches of This Agreement.

          (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

       (b)    Indemnification Provisions for Benefit of Acquirors.

              (i) In the event either of Target 1 or Target 2 breaches (or in the event any third party alleges facts that, if true, would mean either of Target 1 or Target 2 has breached) any of its representations, warranties, and covenants contained herein, then each of Target 1 and Target 2 agrees to indemnify Acquirors from and against the entirety of any Adverse Consequences Acquirors may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Acquirors may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach.

              (ii) Each of Target 1 and Target 2 agrees to indemnify each of Acquirors from and against the entirety of any Adverse Consequences Acquirors may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of either of Target 1 or Target 2 for the unpaid Taxes of any Person (other than either of Target 1 or Target 2) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

              (iii) Each of Target 1 and Target 2 agrees to indemnify each of Acquirors from and against the entirety of any Adverse Consequences Acquirors, Target 1 and Target 2 may suffer resulting from, arising out of, relating to, or connected with the fulfillment of the obligation of Target 1 and Target 2 under the Hearst Agreement, including any post-closing obligation or requirement to indemnify any party thereunder or in connection therewith.

          (c) Indemnification Provisions for Benefit of Targets. In the event either of Acquirors breaches (or in the event any third party alleges facts that, if true, would mean either of Acquirors has breached) any of its representations, warranties, and covenants contained herein, then each of Acquiror 1 and Acquiror 2 agrees to indemnify both Target 1 and Target 2 from and against the entirety of any Adverse Consequences either Target 1 or Target 2 may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Target 1 or Target 2 may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (d) Matters Involving Third Parties.

             (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each

       Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

              (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

              (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

              (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

          (e)  Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this ss.8.

          (f) Recoupment Under the Acquiror Note. Each of Acquirors shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this ss.8) by notifying both Target 1 and Target 2 that it is reducing the principal amount outstanding and other amounts payable under the Acquiror Note. This shall affect the timing and amount of payments required under the Acquiror
Note in the same manner as if Acquirors had made a permitted prepayment (without premium or penalty) thereunder.

          (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

   9. Termination.

          (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

              (i) Acquirors and Targets may terminate this Agreement with the prior authorization of their board of directors (whether before or after shareholder approval) by written consent of all the Parties at any time prior to the Closing;

              (ii) Either of Acquirors may terminate this Agreement by giving written notice to each of Target 1 or Target 2 at any time prior to the Closing (A) in the event either of Target 1 and Target 2 has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, such Acquiror has notified Target 1 and Target 2, as appropriate, of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1997, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from either of Acquirors itself breaching any representation, warranty, or covenant contained in this Agreement); and

              (iii) Either Target 1 or Target 2 may terminate this Agreement by giving written notice to each of Acquiror 1 and Acquiror 2 at any time prior to the Closing (A) in the event either of Acquirors has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, such Target has notified Acquiror 1 or Acquiror 2, as appropriate, of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1997, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from either of Targets itself breaching any representation, warranty, or covenant contained in this Agreement).

          (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

      10. Miscellaneous.

          (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each of Acquirors and each of Targets; provided, however, that either of Acquirors may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases such Acquiror shall no longer remain responsible for the performance of any of its obligations hereunder).

       (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


         If to Target 1:    Paxson Communications of West Palm Beach-25, Inc.
                            601 Clearwater Park Road
                            West Palm Beach, FL 33401

         If to Target 2:    Paxson West Palm Beach License, Inc.
                            601 Clearwater Park Road
                            West Palm Beach, FL 33401

         If to Acquiror 1:  WPBF Merger, Inc.
                            3970 RCA Boulevard, Suite 7007
                            Palm Beach Gardens, FL 33410

         If to Acquiror 2:  WPBF License, Inc.
                            3970 RCA Boulevard, Suite 7007
                            Palm Beach Gardens, FL 33410


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of Florida without giving effect to any choice or conflict of law provision or rule (whether of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Florida.

       (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of Acquirors and each of Targets. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       (j) Expenses. Targets' Ultimate Shareholder will bear costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

       (k) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

       (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       (m) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in ss.10(n) below), in addition to any other remedy to which they may be entitled, at law or in equity.

       (n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in ss.10(f) above. Nothing in this ss.10(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.


                                     WPBF MERGER, INC.


                                     By: /s/ Anthony L. Morrison
                                         --------------------------------------

                                     Title: Vice President
                                           ------------------------------------

                                     WPBF LICENSE, INC.


                                     By: /s/ Anthony L. Morrison
                                         --------------------------------------

                                     Title: Vice President
                                           ------------------------------------


                                     PAXSON COMMUNICATIONS OF WEST
                                     PALM BEACH-25, INC.

                                     By: /s/ Arthur Tek
                                         --------------------------------------

                                     Title: Vice President
                                           ------------------------------------


                                     PAXSON WEST PALM BEACH LICENSE,
                                     INC.

                                     By:  /s/ Arthur Tek
                                         --------------------------------------

                                     Title: Vice President
                                           ------------------------------------





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